OMB APPROVAL
OMB Number: 3235-0060
Expires: April 30, 2009
Estimated average burden hours per response . 5.0

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2008
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE		06-1340090
(State or other jurisdiction of	001-11174	(I.R.S. Employer
Incorporation or organization)	(Commission File Number)	Identification Number)

20415 Nordhoff Street		91311
Chatsworth, CA (Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
Former name or former address, if changed since last report.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On October 30, 2008, registrant issued a press release announcing its revenue results for the three and nine months ended September 30, 2008, a copy of which is set forth in Exhibit 99.1 attached hereto.
On October 30, 2008, as previously announced, registrant held a conference call and audio web cast to discuss its revenue and certain other selected results for the three and nine months ended September 30, 2008. The transcript of, and web cast presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 8.01 Other Events.
Introductory Note:
Item 1 of Part II Form 10-Q of the Securities and Exchange Commission (“SEC”), requires a registrant to include in its Quarterly Reports on Form 10-Q information regarding material legal proceedings to which the registrant is a party, other than ordinary routine litigation. As announced in registrant’s press release of October 30, 2008 attached to this Report as Exhibit 99.1, registrant does not expect its full financial statements to be available in time for it to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 by the SEC’s filing deadline of November 9, 2008 or within the five-day extension period provided by the SEC’s rules and accordingly does not expect that it will be filing the form necessary to obtain the extension. Accordingly, the disclosure required by Item 1 of Part II of Form 10-Q is provided below.
Moreover, as a result of the expected delay in filing Form 10-Q for the quarter ended September 30, 2008, registrant will not be in compliance with Nasdaq Marketplace Rule 4310(c)(14) and expects to receive a letter from the staff of Nasdaq to that effect following the Form 10-Q filing deadline.
Legal Proceedings.
Registrant is aware that through October 30, 2008, six separate lawsuits have been filed to which registrant has been named a party, each of which is based on facts disclosed in registrant’s press release of June 5, 2008, which was included as Exhibit 99.1 to registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2008.
For information on the lawsuits filed on
•	June 13, 2008 (the “Rubin Lawsuit”),

•	July 3, 2008 (the “Ke Lawsuit”),

•	July 8, 2008 (the “Anits Lawsuit”),

•	July 11, 2008 (the “Ramsey Lawsuit”), and

•	July 30, 2008, (the “Leopold Lawsuit”),
see Item 8.01 of registrant’s Form 8-K filed with the SEC on August 1, 2008.
For information on the lawsuit filed on August 15, 2008 (the “Gautreaux Lawsuit”), see Item 8.01 of registrant’s Form 8-K filed with the SEC on October 6, 2008
Nasdaq Listing
As previously reported (see Item 3.01 of registrant’s Form 8-K filed with the SEC on August 18, 2008), on August 14, 2008, registrant received a Staff Determination letter from the Nasdaq Stock Market stating that it was not in compliance with Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. In response to the Staff Determination letter, registrant requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”), which was held on October 16, 2008. In its submission to the Panel in connection with the hearing, registrant has requested that its common stock continue to be listed on the Nasdaq Stock Market pending completion of the Special Committee’s review of the Company’s stock option practices, the preparation of restated financial statements and the filing of its Form 10-Q for the quarter ended June 30, 2008. To date, registrant had not received a decision from the Panel.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s revenue release of October 30, 2008 announcing registrant’s revenue results for the three and nine months ended September 30, 2008 (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of the conference call and web cast relating to registrant’s revenue results presented on October 30, 2008 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: November 4, 2008

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

4